Exhibit 10.3

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of January __, 2012 (the “Effective Date”), by and among GEORGE NORMAN, an individual, DONNA NORMAN, an individual, and LANE CLISSOLD, an individual (collectively, the “Sellers”), and TRUNITY HOLDINGS, INC., a Delaware corporation (the “Buyer”), and TRUNITY, INC., a Delaware corporation which owns 100% of the capital stock of Buyer (“Trunity”). The Sellers, Buyer and Trunity are sometimes referred to individually in this Agreement as a “Party” and collectively as the “Parties.”  All other capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in Article 6 of this Agreement.

RECITALS:

WHEREAS, Sellers collectively own 961,975 shares of common stock (the “Stock”) of Brain Tree International, Inc., a Utah corporation (the “Company”), representing  90.1% of the issued and outstanding capital stock of the Company as set forth on Exhibit “A” attached hereto; and

WHEREAS, Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, the Stock, on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals, and the mutual premises, representations, warranties, and covenants contained herein, and intending to be legally bound hereto, the parties agree as follows:

ARTICLE 1 - PRINCIPAL TRANSACTION

Section 1.1           Sale and Purchase of Stock.

  On the terms and subject to the conditions of this Agreement, Sellers agree to sell and transfer to Buyer, and Buyer agrees to purchase from Sellers, all of Sellers’ Stock free and clear of all Encumbrances.

Section 1.2           Purchase Consideration.

  In consideration of the transfer of the Stock to Buyer and the other undertakings set forth in this Agreement, Buyer agrees to (i) pay to Sellers an aggregate amount of $325,000, which shall be divided among them pro rata in accordance with their ownership of Stock; and (ii) cause the issuance to Sellers pro rata of 325,000 shares of common stock of Trunity (the “Trunity Shares”) (the “Purchase Consideration”).  Sellers acknowledge that Buyer has delivered $175,000 of the Purchase Consideration to Sellers prior to the date hereof. The balance of the Purchase Consideration, i.e., $150,000 and the Trunity Shares, shall be delivered to Sellers on the Effective Date.  Buyer acknowledges and agrees that immediately prior to the execution of this Agreement, the Company has assigned all of its patents and related intellectual property to Sellers in exchange for cancellation of 21,250 shares of Company common stock held by Sellers, resulting in Sellers owning an aggregate of 961,975 shares of Company common stock.

Section 1.3          Closing.

  The closing of the transactions contemplated by this Agreement (the “Closing”) will take place as of the Effective Date.

Section 1.4           Delivery of Certificates at Closing. At the Closing, Sellers will execute and/or deliver to Buyer certificates representing the Stock duly endorsed in blank or accompanied by irrevocable stock powers duly endorsed in blank and sufficient to transfer the Stock to Buyer free and clear of all Encumbrances.  At the Closing, Buyer will deliver to Sellers newly issued certificates representing the Trunity Shares free and clear of all Encumbrances.

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF SELLERS

In order to induce Buyer to enter into this Agreement and purchase the Stock, the Sellers, jointly and severally, make the following representations and warranties to Buyer, which representations and warranties will be true and correct as of the Effective Date as well as on the date hereof:

Section 2.1           Authorization and Enforceability; No Conflict with Other Instruments or Proceedings.

(a)          Sellers have full capacity, power and authority to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.  This Agreement is binding upon Sellers and is enforceable against each of them in accordance with its terms.

(b)          The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not (i) contravene the organizational documents of the Company; or (ii) violate any law, rule or order of any governmental authority.

Section 2.2           Capitalization.

  The authorized capital stock of the Company consists of 47,000,000 shares of common stock, of which 1,067,038 shares are issued and outstanding, and 3,000,000 shares of preferred stock, none of which are issued and outstanding.  There are no other authorized classes or series of capital stock or other equity securities of the Company.  All of the shares of common stock of the Company, including the Stock, were validly issued, are fully paid and nonassessable, and were not issued in violation of any preemptive or similar rights of any shareholder.  There are no outstanding contracts that require Sellers to sell any shares of common stock of the Company, including the Stock, or that require the Company to issue or sell any shares of capital stock of the Company, including the Stock or any securities convertible into shares of capital stock of the Company, including the Stock.  As of the date of this Agreement, the Stock represents 90.1% of the outstanding capital stock of the Company.

       Section 2.3            Organization and Good Standing.

  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, with full corporate power and authority to conduct its business as now being conducted, to own or use the properties and assets that it purports to own or use, and to perform its obligations under all applicable contracts.  The Company is duly qualified to do business as a foreign corporation and is in good standing in each state or other jurisdiction in which either the ownership or use of the properties owned or used by it or the nature of the activities conducted by it requires such qualification.

Section 2.4            Ownership. Sellers beneficially own all of the Stock free and clear of all Encumbrances.

Section 2.5            Title. At the Closing, Sellers will deliver to Buyer good and marketable title to all of the issued and outstanding Stock free and clear of all Encumbrances.

Section 2.6            No Undisclosed Liabilities.

  The Company does not have any liability or obligation of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise), except as set forth on Exhibit “A” attached hereto.

Section 2.7            Permits and Licenses; Compliance with Legal Requirements.

  All governmental authorizations or permits necessary for the Company to carry on its business as presently conducted have been timely obtained, are in full force and effect and have been complied with.  All fees and charges incident to those governmental authorizations or permits have been fully paid and are current and no suspension or cancellation of any governmental authorization or permit has been threatened or could result by reason of the transactions contemplated by this Agreement.  The Company is not subject to, nor has it been threatened with, any adverse consequence as the result of a failure to comply with any legal requirement applicable to it or the conduct or operation of its business or the ownership or use of any of its properties or assets.  The Company is presently, and during all applicable limitations periods has been, in full compliance with all applicable legal requirements.

Section 2.8            Litigation.

  There is no legal proceeding or court order pending against the Company or that otherwise relates to or may affect the business of, or any of the property or assets owned, leased or used by, the Company or that may interfere with the transactions contemplated by this Agreement.  No such proceeding or court order has been threatened and no event has occurred or circumstance exists that may give rise to or serve as a basis for any such proceeding or court order.

Section 2.9            Taxes.

  All federal, state, local and foreign reports, declarations, statements and returns of any kind with respect to taxes that are required to be filed for the Company have been filed within the times and in the manner prescribed by applicable law and the Company has paid all taxes due and owing by it.  All taxes required to have been collected or withheld with respect to the Company have been duly collected or withheld and, to the extent required before the Closing, have been duly paid to the proper governmental authority.  There are no audits of or other proceedings pending with respect to any tax returns of the Company.

Section 2.10          Contracts.

  Each contract necessary for the business of the Company is in full force and effect and is valid and enforceable in accordance with its terms.  The Company and each other person that is a party to any such contract has complied and is fully complying with the terms of the applicable contract, and no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a violation or breach of any such contract.

Section 2.11          Solvency. The Company is solvent, is not in the hands of a receiver, no application for receivership of the Company is pending, has never changed its name, is a going business, has never suspended its business nor contemplated doing so, nor does it contemplate insolvency.  No proceedings are pending by or against it in bankruptcy or reorganization in any state or federal court, nor has it committed any act of bankruptcy.

Section 2.12           Books and Records.

  The books of account, minute books, stock record books and other records of the Company are complete and accurate and have been maintained in accordance with sound business practices.

Section 2.13           No Broker’s Fees.

  Neither Sellers nor anyone acting on Sellers’ behalf has incurred any liability or obligation to pay fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Buyer or the Company or any Subsidiary could be liable.

Section 2.14           No Other Agreements. The Sellers have not entered into any agreement, contract, plan, arrangement, commitment, or understanding with any person with respect to (i) any sale, transfer, assignment, pledge, or other disposition, in whole or in part, of any of the shares of Stock, (ii) the sale of any assets of the Company, or (iii) any acquisition of the Stock, or any options, warrants, rights to subscribe to or acquire, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any of the shares of Stock.

Section 2.15           Accuracy of Statements.

  The Company’s reports filed with the SEC since January 1, 2011, are true and correct in all material respects and there has been no material adverse change in the Company’s business or financial condition since the date of the last such report. No representation or warranty made by Sellers in this Agreement, or any statement, certificate or schedule furnished, or to be furnished, to Buyer pursuant to this Agreement or in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.  The representations and warranties of Sellers will be deemed to be made as of the date of this Agreement and again as of the Effective Date.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF BUYER

In order to induce Sellers to enter into this Agreement and sell the Stock, Buyer makes the following representations and warranties, which representations and warranties will be true and correct as of the Effective Date:

Section 3.1            Authorization and Enforceability; No Conflict with Other Instruments or Proceedings. Buyer has full capacity, power and authority to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.  This Agreement is binding upon the Buyer and is enforceable against Buyer in accordance with its terms.

Section 3.2            Investment Intent.

    Buyer is acquiring the Stock for its own account and not with a view to distribution within the meaning of the Securities Act of 1933, as amended.

Section 3.3            No Broker’s Fees.

  Neither Buyer nor anyone acting on Buyer’s behalf has incurred any liability or obligation to pay fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Sellers could become liable.

ARTICLE 4 - COVENANTS AND AGREEMENTS

The Parties (as applicable) covenant and agree as follows:

Section 4.1            Reasonable Best Efforts; Notice of Breach or Failure of Condition.

  Each Party will use his, her or its reasonable best efforts to fulfill the conditions required to be fulfilled by him, her or it to bring about the timely consummation of the transactions contemplated by this Agreement.  Each Party will give prompt notice to the other of the occurrence of any event or the failure of any event to occur that might preclude or interfere with (i) the satisfaction of any condition precedent to the obligations of any Party under this Agreement; (ii) the truth and accuracy of any Party’s representations and warranties under this Agreement; or (iii) the timely consummation of the transactions contemplated by this Agreement.

Section 4.2           Publicity.

  Except as otherwise required by applicable law, from the date of this Agreement to the Effective Date, neither Buyer nor Sellers will issue any press release or otherwise make any public statements or announcement concerning this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other Parties.

Section 4.3           Survival of Representations, Warranties, and Covenants.  The representations, warranties, covenants and agreements of the Sellers and Buyer made in this Agreement shall survive this Agreement indefinitely.

Section 4.4           Further Assurances.

  Buyer and Sellers will execute all documents and take all further actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated by this Agreement at or after the Closing to evidence the consummation of the transactions contemplated by this Agreement.  Upon the terms and subject to the conditions of this Agreement, Buyer and Sellers will take all actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.  Each Party will use its, his or her reasonable best efforts to obtain all governmental authorizations and non-governmental third parties which may be or become necessary for its execution and delivery of, and the performance of that Party’s obligations pursuant to, this Agreement, and will cooperate fully with each other Party in promptly seeking to obtain all such authorizations, consents, orders and approvals.

ARTICLE 5 - CERTAIN DEFINITIONS

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article 5:

“Affiliate” means any Person directly or indirectly controlling, controlled by, or under common control with, that Person and any officer, director or controlling Person of that Person.

“Encumbrance” means any charge, claim, community property interest, condition, equitable interest, mortgage, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting (in the case of any security), transfer, receipt of income or exercise of any other attribute of ownership.

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity or governmental agency.

ARTICLE 6 - GENERAL

Section 6.1            Review of Counsel. Both parties have been advised and have had the opportunity to consult with and have this Agreement reviewed by separate and independent counsel prior to the execution hereof, and by each party’s execution and delivery of this Agreement such party shall be deemed to either have had such a review or to voluntarily waive such review.  The parties acknowledge that they have executed this Agreement only after due consideration and they were not coerced or intimidated to execute this Agreement, and that in executing this Agreement, the parties and their respective counsel have not relied upon any oral or written statements or acts made by any other party other than as expressly set forth in this Agreement.

Section 6.2            Binding Effect; Benefits; Assignment.

  All of the terms of this Agreement will be binding upon, inure to the benefit of and be enforceable by and against the successors and authorized assigns of Buyer and Sellers.  Except as otherwise expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies under or by reason of this Agreement, this Agreement being for the exclusive benefit of the Parties and their respective successors and assigns.  Neither Buyer nor Sellers will assign any of its, his or her respective rights or obligations under this Agreement to any other Person without the prior written consent of the other.

Section 6.3            Entire Agreement.

  This Agreement, the exhibits and schedules to this Agreement and the agreements referred to in this Agreement, set forth the entire agreement and understanding of the Parties in respect of the transactions contemplated by this Agreement and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof.

Section 6.4            Amendment and Waiver.

  This Agreement may be amended, modified, superseded or canceled and any of the terms, covenants, representations, warranties or conditions hereof may be waived only by a written instrument executed by the Parties or, in the case of a waiver, by or on behalf of the Party waiving compliance.  The failure of any Party at any time to require performance of any provision of this Agreement will in no manner affect the right of that Party at a later time to enforce such provision.  No waiver by any Party of any condition or of any Breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of the term, covenant, representation or warranty or any other term, covenant, representation or warranty set forth in this Agreement.

Section 6.5            Governing Law.

  This Agreement will be governed by and construed in accordance with the laws of the State of Florida as applicable to contracts made and to be performed in the State of Florida without regard to conflicts of laws principles.

Section 6.6            Notices.

  All notices, requests, demands and other communications to be given pursuant to the terms of this Agreement will be in writing and will be deemed to have been duly given if delivered by hand, sent by facsimile with confirmation, sent by a nationally recognized overnight mail service, or mailed first class, postage prepaid:

(a)	If to Buyer	Trunity, Inc.
	or Trunity:	Trunity Holdings, Inc.
15 Green Street
Newburyport, Mass 01950
Attention: Terry Anderton, President

	with a copy to:	Robert B. Macaulay, Esq.
Carlton Fields, P.A.
100 SE 2nd Street
Suite 4200
Miami, FL 33131

(b)	If to Sellers	George Norman
Donna Norman
Lane Clissold
1390 South 1100 East #204
Salt Lake City, Utah 84105

	With a copy to:	Leonard E Neilson, Esq.
Attorney at Law
8160 S. Highland Drive Ste. 104
Sandy, UT 84093

  Any Party may change its address, telephone number or facsimile number by prior written notice to the other Parties.

Section 6.7            Counterparts.

  This Agreement may be executed in counterparts, each of which when so executed will be deemed to be an original and such counterparts will together constitute one and the same agreement.

Section 6.8            Expenses.

  Except as otherwise provided herein, each Party will pay its or his own respective expenses, costs and fees (including attorneys’ and accountants’ fees) incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, and none of such expenses, costs or fees will be paid by the Company.

Section 6.9            Severability.

  Any provision, or clause of any provision, of this Agreement that may be found to be contrary to Florida law or otherwise unenforceable will not affect the remaining terms of this Agreement, which will be construed as if the unenforceable provision or clause were absent from this Agreement.

Section 6.10          Headings; Construction; Time of Essence.

  The headings of the sections and paragraphs in this Agreement have been inserted for convenience of reference only and will not restrict or otherwise modify any of the terms or provisions of this Agreement.  Unless otherwise expressly provided, the word “including” whenever used in this Agreement does not limit the preceding words or terms. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

[Signatures Begin on Following Page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date stated in the first paragraph of this Agreement.

SELLERS:

/s/ George Norman
George Norman

/s/ Donna Norman
Donna Norman

/s/ Lane Clissold
Lane Clissold

BUYER:

TRUNITY HOLDINGS, INC.

By:	/s/ Terry B. Anderton
Name: Terry B. Anderton
Its: President

Exhibit “A”

Sellers’ Ownership of
Brain Tree International, Inc.
Common Stock

Name	Number of Shares

Lane Clissold	448,159
George Norman	256,908
Donna Norman	256,908

Total	961,975